UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

BLUE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36551	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 River Ridge Drive, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 361-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01        Other Events

On March 26, 2019, Blue Hills Bancorp, Inc. (the “Company”) and Independent Bank Corp. (“Independent”) announced that, as of March 26, 2019, all regulatory approvals relating to the merger have been received and applicable regulatory waiting periods have expired. The merger of the Company with and into Independent, with Independent as the surviving entity will be effective April 1, 2019. The transaction remains subject to the satisfaction of customary closing conditions as further described in the Agreement and Plan of Merger by and among Independent, Rockland Trust Company, the Company and Blue Hills Bank, dated as of September 20, 2018.

A copy of the press release announcing the receipt of regulatory approvals for the Merger is attached hereto as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release dated March 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.
DATE: March 26, 2019	By:	/s/ Lauren B. Messmore
Lauren B. Messmore
Chief Financial Officer and Secretary